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                                                                    EXHIBIT 4.10

                              CERTIFICATE OF TRUST

                                       OF

                               HARTFORD CAPITAL VI

         This CERTIFICATE OF TRUST of Hartford Capital VI (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust being formed hereby is "Hartford Capital VI."

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890:
Attention Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                                     WILMINGTON TRUST COMPANY,
                                                     as Trustee

                                                     By: /s/ W. Chris Sponenberg
                                                         -----------------------
                                                     Name: W. Chris Sponenberg
                                                     Title:   Vice President